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                                                                      EXHIBIT 10

CONSENT OF INDEPENDENT AUDITORS


Alterman Investment Fund, Inc.:

We consent to the incorporation by reference of our report dated June 14, 1999 appearing in the Annual Report to Shareholders for the year ended April 30, 1999 in this Registration Statement on Form N-14 of Smith Barney Muni Funds, and to the references to us in such Registration Statement.

/s/ Birnbrey, Minsk & Minsk LLC
BIRNBREY, MINSK & MINSK LLC
Atlanta, Georgia
October 11, 1999